Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference on Form S-8 of LivePerson,Inc. of our report dated July 13, 2000, relating to the balance sheets of HumanClick Ltd. as of December 31, 1999, and the related statements of operations, stockholders' equity and cash flows for the period ended December 31, 1999, included in the Form 8-K of LivePerson, Inc. dated November 13, 2000.

Tel-Aviv, Israel
November 13, 2000


/s/ Kesselman & Kesselman
Kesselman & Kesselman
Certified Public Accountants (Isr.)